EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

To the Board of Directors

HSBC Finance Corporation

We consent to the incorporation by reference in the Registration Statements No. 33-64175, No. 333-14459, No. 333-47945, No. 333-33240, No. 333-56152, No. 333-61964, No. 333-73746, No. 333-75328, No. 333-85886, No. 33-57249, No. 333-60510, No. 333-120494, No. 333-120495, No. 333-120496 and No. 333-128369 on Form S-3, Registration Statements No. 333-130580 and No. 333-156219 on Form S-3ASR, and Registration Statement No. 333-174628 on Form S-4 of HSBC Finance Corporation (the “Company”) of our reports dated February 27, 2012, with respect to the consolidated balance sheets of the Company as of December 31, 2011 and 2010, and the related consolidated statements of income (loss), changes in the shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2011, and the effectiveness of internal control over financial reporting as of December 31, 2011, which reports appear in the December 31, 2011 annual report on Form 10-K of the Company.

/s/    KPMG LLP

Chicago, Illinois

February 27, 2012